UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under Rule 14a-12

US FOODS HOLDING CORP.
(Name of Registrant as Specified in Its Charter)

SACHEM HEAD LP SACHEM HEAD MASTER LP SH SAGAMORE MASTER VIII LTD. SH STONY CREEK MASTER LTD. SACHEM HEAD CAPITAL MANAGEMENT LP UNCAS GP LLC SACHEM HEAD GP LLC SCOTT D. FERGUSON
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Sachem Head Capital Management LP, together with the other participants named herein (collectively, “Sachem Head”), has filed a definitive proxy statement and an accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders (the “Annual Meeting”) of US Foods Holding Corp., a Delaware corporation (the “Company”).

On May 9, 2022, in connection with the entry into a cooperation agreement with the Company, Sachem Head withdrew its slate of nominees for election to the Board of Directors of the Company at the Annual Meeting. Sachem Head will not vote any proxies received from stockholders of the Company at the Annual Meeting.